PURCHASE AND ASSUMPTION AGREEMENT

                                     between

                           EAGLE FEDERAL SAVINGS BANK

                                       and

                        FLEET BANK, NATIONAL ASSOCIATION

                           Dated as of October 1, 1995
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                                TABLE OF CONTENTS
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ARTICLE I           DEFINITIONS........................................................................1

      Section 1.1   Defined Terms......................................................................1
      Section 1.2   Accounting Terms...................................................................5

ARTICLE II          PURCHASE AND SALE OF ASSETS
                    AND ASSIGNMENT AND ASSUMPTION
                    OF LIABILITIES.....................................................................6

      Section 2.1   Purchase and Sale of Assets........................................................6
      Section 2.2   Assumed Liabilities; No Other Liabilities Assumed..................................7
      Section 2.3   Items in Transit...................................................................8
      Section 2.4   Liabilities Honored................................................................8
      Section 2.5   Actions with Respect to IRA and Keogh Plan Deposit Liabilities.....................8

ARTICLE III         PURCHASE PRICE; PAYMENT;
                    SETTLEMENT; AND TAX ALLOCATION.....................................................9

      Section 3.1   Purchase Price.....................................................................9
      Section 3.2   Payment at Closing.................................................................9
      Section 3.3   Adjustment of Estimated Payment Amount............................................10
      Section 3.4   Tax Allocation of Purchase Price..................................................10
      Section 3.5   Proration; Other Closing Date Adjustments.........................................11

ARTICLE IV.         TAXES.............................................................................11

      Section 4.1   Sales and Use Taxes ..............................................................11
      Section 4.2   Information Reports...............................................................11

ARTICLE V           CLOSING...........................................................................11

      Section 5.1   Closing Date......................................................................11
      Section 5.2   Place of Closing..................................................................11
      Section 5.3   Seller Deliveries.................................................................12
      Section 5.4   Purchaser Deliveries..............................................................13

ARTICLE VI          CONDITIONS TO OBLIGATIONS OF SELLER...............................................13

      Section 6.1   Conditions to Obligations of Seller...............................................13

ARTICLE VII         CONDITIONS TO OBLIGATIONS OF PURCHASER............................................14

      Section 7.1   Conditions to Obligations of Purchaser ...........................................14

ARTICLE VIII        REPRESENTATIONS AND WARRANTIES
                    OF SELLER.........................................................................14

      Section 8.1   Organization......................................................................14
      Section 8.2   Authority ........................................................................14
      Section 8.3   Non-Contravention.................................................................15
      Section 8.4   Compliance with Law...............................................................15
      Section 8.5   Legal Proceedings.................................................................15
      Section 8.6   Personalty .......................................................................15
      Section 8.7   Loans.............................................................................15
      Section 8.8   Tenants; Branch Leases............................................................15
      Section 8.9   Financial and Deposit Data........................................................15
      Section 8.10  Limitations on Representation and Warranties......................................15
      Section 8.11  Branch Operating Contracts and Defaults...........................................16

ARTICLE IX          REPRESENTATIONS AND WARRANTIES
                    OF PURCHASER......................................................................16

      Section 9.1   Organization......................................................................16
      Section 9.2   Authority   ......................................................................16
      Section 9.3   Non-Contravention.................................................................16
      Section 9.4   Legal Proceedings.................................................................16
      Section 9.5   Regulatory Matters................................................................16
      Section 9.6.  Financing Available...............................................................17


ARTICLE X           COVENANTS OF SELLER...............................................................17

      Section 10.1  Regulatory Approvals..............................................................17
      Section 10.2  Conduct of the Business...........................................................17
      Section 10.3  Corporate and Other Consents......................................................17
      Section 10.4  Nonsolicitation...................................................................18
      Section 10.5  Data Processing and Transfer Services.............................................18
      Section 10.6  Cooperation.......................................................................18

ARTICLE XI          COVENANTS OF PURCHASER............................................................18

      Section 11.1  Regulatory Approvals and Standards................................................18
      Section 11.2  Corporate and Other Consents; Compliance with Law; Real Property..................19
      Section 11.3  Solicitation of Accounts..........................................................19
      Section 11.4  Nonsolicitation of Seller's Employees.............................................20
      Section 11.5  Notice to Loan Customers..........................................................20
      Section 11.6  Transferred Employees.............................................................20
      Section 11.7  Transfer of Deposit Liabilities...................................................21

ARTICLE XII         ENVIRONMENTAL DUE DILIGENCE; EMPLOYEE
                    AND CUSTOMER NOTICES; ETC.........................................................21

      Section 12.1  Environmental Due Diligence ......................................................21
      Section 12.2  Access to Branches by Purchaser...................................................22
      Section 12.3  Communications to Employees; Training.............................................22
      Section 12.4  Communications with Branch Customers..............................................23


ARTICLE XIII        INDEMNITY.........................................................................23

      Section 13.1  Seller's Indemnity................................................................23
      Section 13.2  Purchaser's Indemnity.............................................................23
      Section 13.3  Indemnification Procedure.........................................................24
      Section 13.4  Nonsolicitation...................................................................24
      Section 13.5  Survival..........................................................................24
      Section 13.6  Basket............................................................................24

ARTICLE XIV         POST CLOSING MATTERS..............................................................24

      Section 14.1  Settlement Procedures.............................................................24
      Section 14.2  Further Assurances................................................................25
      Section 14.3  Notice of Branch Transfer.........................................................25
      Section 14.4  Access to and Retention of Books and Records......................................25
      Section 14.5  Deposit Histories.................................................................25
      Section 14.6  Appraisal of Real Property........................................................25


ARTICLE XV          MISCELLANEOUS.....................................................................26

      Section 15.1  Expenses    ......................................................................26
      Section 15.2  Communications, Notices, etc......................................................26
      Section 15.3  Trade Names and Trademarks........................................................27
      Section 15.4  Termination; Extension of Closing Date............................................27
      Section 15.5  Brokers-Finders...................................................................27
      Section 15.6  Modification and Waiver...........................................................27
      Section 15.7  Binding Effect; Assignment........................................................28
      Section 15.8  Confidentiality...................................................................28
      Section 15.9  Entire Agreement; Governing Law...................................................28
      Section 15.10 Consent to Jurisdiction; Waiver of Jury Trial.....................................28
      Section 15.11 Severability......................................................................29
      Section 15.12 Counterparts......................................................................29
      Section 15.13 Notices     ......................................................................29
      Section 15.14 Interpretation....................................................................30
      Section 15.15 Specific Performance..............................................................30

                                LIST OF SCHEDULES

Schedule 1.1(a)            Assumed Severance Obligations

Schedule 1.1(b)            Branch Employees

Schedule 1.1(c)            Branches

Schedule 1.1(d)            Branch Leases

Schedule 1.1(e)            Deposit Liabilities and Excluded Deposit Liabilities

Schedule 1.1(f)            Loans and Additional Representations

Schedule 1.1(g)            Personalty and Excluded Personalty

Schedule 1.1(h)            Real Property

Schedule 3.4               Allocation of Purchase Price

Schedule 5.3(a)            Form of Quitclaim Deed

Schedule 5.3(b)            Form of Bill of Sale for the Personalty

Schedule 5.3(c)            Form of Assignment and Assumption Agreement

Schedule 5.3(d)            Form of Lease Assignment

Schedule 5.3(e)            Form of Landlord Consent

Schedule 5.3(f)            Seller's Officer's Certificate

Schedule 5.4(d)            Purchaser's Officer's Certificate

Schedule 8.8               Tenants and Branch Lease Defaults

Schedule 10.3              Tenant's Certificates for Branch Leases

                        PURCHASE AND ASSUMPTION AGREEMENT

         Agreement dated as of October 1, 1995 between EAGLE FEDERAL SAVINGS BANK, a federal savings bank with its principal offices at 211 Main Street, Bristol, Connecticut 06010 ("Purchaser"), and FLEET BANK, NATIONAL ASSOCIATION, a national bank with its principal offices at One Constitution Plaza, Hartford, Connecticut 06115 ("Seller").

         WHEREAS, Seller desires to sell, and Purchaser desires to acquire, certain assets of Seller in accordance with the terms and provisions of this Agreement; and

         WHEREAS, Seller desires to assign to Purchaser, and Purchaser desires to assume from Seller, certain liabilities of Seller in accordance with the terms and provisions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, subject to the terms and conditions set forth herein, Seller and Purchaser agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. Defined Terms. As used herein, the following terms shall have the following meanings:

         "Accrued Interest" shall mean (a) with respect to the Deposit Liabilities, the interest that has been accrued but not paid or credited on the Deposit Liabilities and (b) with respect to the Loans, interest, fees, costs and other charges that have accrued on or been charged to the Loans but not paid by the applicable borrower, or a guarantor or surety therefor, or otherwise collected by offset or recourse to collateral for the applicable Loan.

         "ADA" shall mean the Americans with Disabilities Act of 1990, as amended, 104 STAT. 327.

         "Adjusted Payment Amount" shall have the meaning specified in Section 3.3(a).

         "Affiliate" shall mean as to any person, a person controlled by, controlling or under common control with, the former person, or a director, officer, partner, joint venture or member of the former person or the latter person.

         "Appraised Value" shall have the meaning set forth in Section 14.6(e).

         "Assets" shall have the meaning specified in Section 2.1.

         "Assignment and Assumption Agreement" shall have the meaning set forth in Section 5.3(c).

         "Assumed Liabilities" shall have the meaning specified in Section 2.2.

         "Assumed Severance Obligations" shall mean Seller's obligations under its severance plans described on Schedule 1.1(a) attached hereto relating to the transactions contemplated hereby, including without limitation, its obligations to pay severance and provide benefits to any Transferred Employee or any Branch Employee who is not a Transferred Employee, upon or following any termination or deemed termination by Seller or Purchaser of any such employee, on or before the first anniversary of the date of the consummation of the transactions contemplated in the Parent Merger Agreement.

         "Board"  shall  mean the  Board of  Governors  of the  Federal  Reserve
System.

         "Branch Customers" shall mean the persons named as the owners of the deposit accounts relating to the Deposit Liabilities, the primary obligors under the Loans and the parties to Safe Deposit Agreements with the Seller.

         "Branch  Employees"  shall mean the  employees of the Seller  listed on
Schedule 1.1(b) attached hereto,  subject to any transfers permitted pursuant to
Section 10.2 and replacement in the ordinary course of business of employees who shall leave Seller's employ between the date hereof and the Closing Date.

         "Branches" shall mean the Seller's branches listed on Schedule 1.1(c) attached hereto.

         "Branch  Leases"  shall  mean the  leases  for the  Branches  listed on
Schedule 1.1(d) attached hereto.

         "Branch Related Employees" shall mean such other employees of Seller involved in branch management, administration and operations or small business or commercial lending, as shall be designated by Seller from time to time hereafter in writing to Purchaser for possible interviews for employment with Purchaser.

         "CERCLA" shall mean Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. 9601 et seq.

         "Closing" shall have the meaning specified in Section 5.2.

         "Closing Date" shall have the meaning specified in Section 5.1.

         "Commercial Loans" shall mean as of any date Loans (other than small business loans) which would be reported by Seller on Schedule RC-C to its Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks (or any successor regulatory report thereto) as "commercial and industrial loans" if such Loans were held by Seller and had non-negative principal balances as of the end of a calendar quarter.

         "Competitive  Business"  shall have the  meaning  specified  in Section
10.4.

         "Confidentiality Agreement" shall mean that certain letter agreement between Purchaser and one or both of Fleet or Shawmut relating to this transaction, if any.

         "Customer Notice" shall have the meaning specified in Section 12.4.

         "Deposit Liabilities" or "Deposit Liability" shall mean deposit liabilities with respect to accounts, which are booked by Seller at the Branches as of the date hereof, and deposit liabilities with respect to the accounts listed on Schedule 1.1(e) attached hereto, in each case as of the close of business on the Closing Date, which are defined as deposits in the Federal Deposit Insurance Act, 12 U.S.C. 1813, including in each case collected and uncollected deposits plus Accrued Interest, except that Deposit Liabilities shall not include the Excluded Deposits.

         "Deposit Premium" shall have the meaning set forth in Section 3.1(a)(i) hereof.

         "Draft Closing Statement" shall mean a draft closing statement dated as of the close of business of the third business day preceding the Closing Date setting forth an estimate of the Purchase Price (including all adjustments and prorations thereto) and the Deposit Liabilities.

         "Environmental Consultant" shall have the meaning specified in Section 12.1.

         "Environmental Due Diligence Date" shall mean the thirtieth (30th) day following the execution hereof or, if such day shall not be a business day, the next business day thereafter.

         "Environmental Due Diligence Period" shall mean the period commencing on the date hereof and ending on the Environmental Due Diligence Date.

         "Environmental Hazard" shall mean the presence of any hazardous substance (as defined in CERCLA or RCRA) in violation of any Environmental Laws.

         "Environmental Laws" shall mean CERCLA and RCRA and similar state environmental laws.

         "Estimated Payment Amount" shall have the meaning specified in Section 3.2.

         "Estimated Purchase Price" shall mean the estimate of the Purchase Price set forth on the Draft Closing Statement.

         "Excluded Deposits" shall mean (a) deposit liabilities with respect to accounts, which are booked by Seller at any Branch as of the date hereof and are held by Seller under or pursuant to any judgment, decree or order of any court;
(b) deposit liabilities with respect to accounts registered in the name of a trust for which Seller serves as trustee other than IRA and Keogh Plan deposits, which are booked by Seller at any Branch as of the date hereof; (c) deposit liabilities with respect to accounts, which are booked by Seller at any Branch as of the date hereof and for which Seller serves as guardian or custodian (other than IRA and Keogh Plan deposit liabilities); (d) the Excluded IRA/Keogh Deposits; and (e) deposit liabilities with respect to sweep accounts relating to any investment services provided by Seller or its Affiliates, in each case as of the close of business on the Closing Date.

         "Excluded  IRA/Keogh  Deposits"  shall have the  meaning  specified  in
Section 2.5.

         "Excluded Personalty" shall mean (a) artwork, supplies, signs, trade fixtures or equipment specifically identifying or relating to Seller or any of its Affiliates, and teller station computer hardware located at the Branches,
(b) software, source and object code, user manuals and related documents and all updates, upgrades or other revisions thereto and all copies or duplicates thereof and (c) computers, printers, modems, peripheral equipment and other computer hardware, and (d) any other personal property of Seller located at the Branches identified on Schedule 1.1(g), less any such items consumed or disposed of, plus new similar items acquired or obtained, in the ordinary course of the operation of the Branches through the close of business on the Closing Date.

         "Federal Funds Rate" shall mean, for the period involved, the average of the interest rates for each day of the period set forth in H.15(519) opposite the caption "Federal Funds (Effective)". H.15(519) means the weekly statistical release designated as such, or any successor publication, published by the Board.

         "Final" as applied to any governmental order or action, shall mean that such order or action has not been stayed, vacated or otherwise rendered ineffective and either (a) the time period for taking an appeal therefrom shall have passed without an appeal therefrom having been taken, or (b) if any such appeal shall have been dismissed or resolved, all applicable periods for further appeal of such order or action shall have passed.

         "Final Approval Date" shall mean the date upon which the last of the following has occurred (a) all Regulatory Approvals have been obtained; (b) the publication of all regulatory notices; (c) the filing of all regulatory reports; and (d) the expiration of all regulatory comment and waiting periods.

         "Fleet" shall mean Fleet Financial Group, Inc., a Rhode Island corporation.

         "Identified Loans" shall have the meaning set forth in Section 2.1(c).

         "Identified Mortgage Loans" shall have the meaning set forth in Section 2.1(c).

         "Investment Banker" shall mean Keefe, Bruyette & Woods, Inc. or CS First Boston Corporation.

         "IRA" shall mean an Individual Retirement Account.

         "Items" shall mean (a) transfers of funds by wire or through the Automated Clearing House, checks, drafts, negotiable orders of withdrawal, entitlement payment transfers, and items of the like kind which are drawn on or deposited and credited to the Deposit Liabilities, and (b) payments, advances, disbursements, fees, reimbursements and items of a like kind which are debited or credited to the Loans.

         "Landlord Consents" shall have the meaning set forth in Section 5.3(e).

         "Lease Agreements" shall mean a lease entered into pursuant Sections 2.1(b) or 12.1 upon such specific terms and conditions as contemplated by such Sections and such other terms and conditions as are customary and reasonable in a "triple net" lease of a bank branch facility.

         "Lease Assignments" shall have the meaning set forth in Section 5.3(d).

         "Loan Value" shall mean as of any date the unpaid principal balance of the Loans (based on the general ledger balances) plus Accrued Interest thereon.

         "Loans" shall mean:

                  (a) consumer installment loans and other consumer loans, which are not secured by real estate, and home equity loans (i) to Branch Customers named as owners of deposit accounts relating to the Deposit Liabilities or (ii) allocated to the Branches as of the date hereof or from the date hereof through the Closing Date pursuant to Seller's customary practice;

                  (b) small business loans made through Seller's community banking program to (i) Branch Customers named as owners of deposit accounts relating to the Deposit Liabilities or (ii) allocated to the Branches as of the date hereof or from the date hereof through the Closing Date pursuant to the allocation method used by Seller in this transaction;

                  (c) (i) commercial and industrial and commercial real estate loans (other than the small business loans described in (b) above), and
         (ii) first mortgage residential loans, as described on Annex A and Annex B to Schedule 1.1(f) attached hereto; and

                  (d) pending applications to Seller or unfunded commitments of Seller to (i) any Branch Customers or (ii) any obligors described on such Annexes or of loans described in (a)(ii) or (b)(ii) above, and subject to (i) any repayments or prepayments, in whole or in part, advances, credits, debits, charges or other actions affecting the balance of any such loans as of the date hereof from the date hereof through the close of business on the Closing Date, and (ii) the removal or substitution of the commercial and first mortgage residential loans pursuant to Section 2.1(c), and all collateral held as security therefor or in which a security interest, lien or mortgage has been granted, together with Accrued Interest thereon and including, where applicable, zero balance revolving credit loans, all as of the close of business on the Closing Date, and Seller's loan files and records relating thereto.

         "Marketable Title" shall have the meaning set forth in Section 5.3(a).

         "Material Condition" applicable to Seller or Purchaser shall mean with respect to any Regulatory Approval obtained by either Seller or Purchaser, a condition or requirement, which does not relate to or arise from the Community Reinvestment Act (or any amendment, modification or successor thereto or similar federal or state statute thereto) or compliance therewith or performance of its obligations thereunder, included in such Regulatory Approval that, individually or in the aggregate, would (i) result in a material adverse effect on either
Seller or Purchaser, as applicable, or (ii) reduce the benefits to Seller or Purchaser, as applicable, of the transactions contemplated by the Agreement in so material a manner that it would not have entered into this Agreement had such condition or requirement been known as of the date hereof.

         "Notice of  Proposed  Transfer"  shall have the  meanings  set forth in
Section 2.1(d) hereto.

         "Parent Merger" shall mean the merger of Shawmut with and into Fleet pursuant to the Parent Merger Agreement.

         "Parent Merger Agreement" shall mean the Agreement and Plan of Merger between Fleet and Shawmut dated as of February 20, 1995, as amended from time to time.

         "Personalty" shall mean all of the personal property of Seller located in the Branches consisting of the trade fixtures, shelving, furniture, equipment, telephone systems, security systems, safe deposit boxes (exclusive of contents), vaults and supplies, including without limitation the items designated on Schedule 1.1(g) attached hereto, less any items consumed or disposed of, plus new items acquired or obtained, in the ordinary course of the operation of the Branches through the close of business on the Closing Date, but excluding the Excluded Personalty, even if such Excluded Personalty is listed on
Schedule 1.1(g).

         "Purchase Price" shall have the meaning specified in Section 3.1.

         "Purchaser" shall have the meaning specified in the Preamble.

         "Purchaser's Account" shall have the meaning specified in Section 3.2.

         "Quitclaim Deed" shall have the meaning set forth in Section 5.3(a).

         "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. 6921 et seq.

         "Real   Property"   shall  mean  the  parcels  of  real   property  and
improvements thereon for the Branches listed on Schedule 1.1(h).

         "Real Property Purchase Price" shall mean, with respect to any parcel or parcels of Real Property relating to a Branch, the purchase price specified on Schedule 1.1(h).

         "Regulatory Approvals" shall have the meaning specified in Section 6.1(c).

         "Residential Mortgage Loan" shall mean a Loan described in (c)(ii) of the definition thereof.

         "Right of First Refusal" shall have the meaning set forth in Section 2.1(b) hereto.

         "Safe Deposit Agreements" shall mean the agreements relating to safe deposit boxes located in the Branches.

         "Seller" shall have the meaning specified in the Preamble.

         "Shawmut"  shall  mean  Shawmut   National   Corporation,   a  Delaware
corporation.

         "Tenant Leases" shall mean leases or subleases between Seller and the tenants, if any, listed on Schedule 8.8.

         "Transferred Employees" shall mean Branch Employees and Branch Related Employees who accept offers of employment from Purchaser contemplated by Section 11.6(a).

         "Webster" shall mean Webster Financial Corporation.

         "Webster Bank" shall mean First Federal Savings Bank, a federal savings bank, which shall upon (i) the conversion of Bristol Savings Bank, a Connecticut chartered savings bank and a wholly-owned subsidiary of Webster Bank, to a federal savings bank; (ii) the concurrent renaming of Bristol Savings Bank as "Webster Bank", and (iii) the merger of Purchaser with and into Webster Bank as the surviving savings bank, be named "Webster Bank".

         "Webster  Bank  Purchase  Agreement"  shall mean that certain  Purchase
Agreement   dated  the  date  hereof  between  Webster  Bank  and  Shawmut  Bank
Connecticut, National Association.

         Section 1.2. Accounting Terms. All accounting terms not otherwise defined herein shall have the respective meanings assigned to them in accordance with "generally accepted accounting principles" consistently applied as are in effect from time to time in the United States of America.

                                   ARTICLE II

                         PURCHASE AND SALE OF ASSETS AND
                    ASSIGNMENT AND ASSUMPTION OF LIABILITIES

         Section 2.1.  Purchase and Sale of Assets.

                  (a) Upon the Closing Date, Seller shall sell, convey, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of Seller's right, title and interest in and to the following (collectively, the "Assets"):

                           (i)  the Real Property;

                           (ii)  the Personalty;

                           (iii)  the Loans; and

                           (iv) the Branch Leases, Tenant Leases and Safe Deposit Agreements.

                  (b) Notwithstanding anything to the contrary contained in any Section hereof, other than Section 12.1(d)(ii), if Seller shall be unable to deliver Marketable Title to Real Property on which a Branch is located on the Closing Date and Purchaser elects not to acquire such Real Property with such exceptions as render title thereto not to be Marketable Title, Seller and Purchaser shall lease such Real Property pursuant to a Lease Agreement for the current market rental as agreed to by the parties hereto or, if no such agreement is reached within thirty (30) days of the Closing Date, as determined pursuant to an appraisal for such Branch obtained pursuant to Section 14.6; provided that such Lease Agreement shall provide as follows:

                           (i) Seller may sell such Real Property to any person,
                  subject to such Lease Agreement, for any price, subject to a right of first refusal as set forth in subsection 2.1(d) hereto (the "Right of First Refusal");

                           (ii) Such Lease  Agreement shall be for a term of one
                  (1) year,  which shall  automatically  renew for a term of one
                  (1) year at the end of the term and each renewal term on the same terms and conditions, except as to rental, which shall be changed to the then current market rental, as agreed to by the parties hereto or, if no such agreement as to such market rental shall have been reached within thirty (30) days of the commencement of the applicable renewal term, as determined pursuant to an appraisal for such Branch obtained pursuant to
                  Section 14.6; provided that such Lease Agreement shall be terminable by Seller, or its successors and assigns thereto, or Purchaser upon such number of days written notice as shall equal the greater of (A) the minimum
                                       6
                  number of days permitted to close such Branch under applicable law, or (B) one hundred twenty (120) days; and

                           (iii) In the event it is able to  deliver  Marketable
                  Title, Seller may by written notice given on or prior to the first anniversary of the Closing Date require Purchaser to purchase such Real Property, whether or not such Lease
                  Agreement has been terminated, for the applicable Real Property Purchase Price, or, thereafter, so long as such Lease Agreement has not been terminated prior to the giving of such notice, for the fair market value as agreed to by the parties hereto or, if no such agreement is reached within thirty (30) days of such notice, as determined by appraisal in the manner described in Section 14.6.

                  (c)  On or prior to the Closing Date Seller may:

                           (i) in its reasonable discretion by written notice to
                  Purchaser provide for (A) the substitution of a new residential mortgage loan for a Residential Mortgage Loan (x) which has been paid in full prior to the Closing Date or (y) with respect to which the representations and warranties made by Seller in Section 8.7 or Schedule 1.1(f) shall be untrue as of the Closing Date (in either case, an "Identified Mortgage Loan"), provided, however, that such substituted residential mortgage loan shall be similar to such Identified Mortgage Loan in principal amount, interest rate and other terms, or
                  (B) the removal of such Identified Mortgage Loan from the Loans. Such Identified Mortgage Loan shall no longer be deemed a Residential Mortgage Loan for the purposes hereof from and after the date of any such substitution or removal and any such new loan shall be deemed a Residential Mortgage Loan from and after the date of any such substitution; or

                           (ii) with respect to any Loan other than a Residential Mortgage Loan with respect to which the representations and warranties made by Seller in Section 8.7 or Schedule 1.1(f) shall be untrue as of the Closing Date (such other Loan being herein called an "Identified Loan") provide for (A) with the written consent of Purchaser, the substitution for such Identified Loan of a new loan similar to such Identified Loan in principal amount, interest rate and other terms, or (B) in its reasonable discretion by written notice to Purchaser, the removal of such Identified Loan from the Loans. Such Identified Loan shall no longer be deemed a Loan for the purposes hereof from and after the date of any such substitution or removal and any such new loan shall be deemed a Loan from and after the date of any such substitution.

                  (d) (i) In the event that Seller desires to sell Real Property pursuant to Subsection 2.1(b) hereto, it shall provide Purchaser with written notice of such intent to sell and the terms of such proposed sale ("Notice of Proposed Transfer"). During the fifteen (15) day consecutive period commencing on the date of Purchaser's receipt of the Notice of Proposed Transfer, Purchaser shall have the first option to purchase the Real Property, before the same may be sold to any other person. Purchaser must give written notice of its election to purchase during such fifteen (15) day period.

                           (ii) The purchase price to be paid by Purchaser for the Real Property shall be equal to the purchase price proposed to be paid by a third party purchaser.

         Section 2.2.  Assumed Liabilities; No Other Liabilities Assumed.

                  (a) Upon the Closing Date, Purchaser agrees to assume, pay, perform and discharge, and to indemnify and hold harmless Seller against all of the following liabilities and obligations of Seller arising from and after the close of business on the Closing Date (collectively, the "Assumed Liabilities"):

                           (i)  the Deposit Liabilities;

                           (ii)  the Branch Leases and Tenant Leases;

                           (iii)  the Safe Deposit Agreements;

                           (iv)  the Loans;

                           (v) the IRA and Keogh Plan  accounts  included in the
                  Deposit Liabilities, as contemplated by Section 2.5; and

                           (vi)  the Assumed Severance Obligations.

                  (b) Purchaser shall not assume or be bound by any duties, responsibilities, obligations or liabilities of Seller of any kind or nature, known, unknown, contingent or otherwise, other than the Assumed Liabilities. Notwithstanding anything to the contrary contained herein, Purchaser shall not assume, and Seller shall remain obligated to pay, perform and discharge and shall indemnify and hold harmless Purchaser against, any liabilities and obligations of Seller arising prior to the close of business on the Closing Date.

         Section 2.3. Items in Transit. Purchaser shall obtain the benefit of all Items relating to or originating from the Branches which are in transit as of the close of business on the Closing Date, except Purchaser shall bear the risk of any such Item relating to Deposit Liabilities if Seller has placed a hold, in accordance with the provisions of Regulation CC adopted by the Board(12 C.F.R. Part 229), as amended from time to time, on the account on which such
Item is drawn in an amount equal to any uncollected Items and Purchaser pays such Item before the expiration of such hold. If any Item relating to or originating from any Branch is in transit on the Closing Date and is returned to any Branch, Purchaser shall make a reasonable effort to collect such returned Item and charge same back to the applicable Deposit Liability account (or another Deposit Liability account of the holder of the account on which such
Item is drawn to the extent permitted by applicable law) to the extent funds are available therein; provided, however, that, if charging such Item back to a Deposit Liability account would result in a negative balance in such account, Purchaser shall charge back such Item to the extent funds are available in such Deposit Liability account and shall promptly return it to Seller, which shall promptly reimburse Purchaser for the difference between the amount of such Item and the amount charged back to such Deposit Liability account, except with respect to an Item paid by Purchaser before the expiration of a hold properly placed on the Deposit Liability account to which such Item relates.

         Section 2.4. Liabilities Honored. It is Seller's intent that all Deposit Liability transactions will be referred to Purchaser; provided however that, if, on or after the Closing Date, Seller shall, inadvertently and in good faith honor and pay any Deposit Liabilities which are presented to Seller for due payment, Purchaser shall make a diligent effort to charge the applicable Deposit Liability account to which the payment relates and, to the extent funds are available in such Deposit Liability account, Purchaser shall promptly disburse said moneys to Seller. In the event sufficient funds are not available to cover such payment, Purchaser shall make diligent effort to collect any shortfall of funds from the applicable account holder.

         Section 2.5. Actions With Respect to IRA and Keogh Plan Deposit Liabilities.

                  (a) Seller shall (i) resign as of the close of business on the Closing Date as the trustee or custodian, as applicable, of each IRA Deposit Liability and Keogh Plan Deposit Liability of which it is the trustee or custodian, (ii) to the extent permitted by the documentation governing each such IRA or Keogh Plan and applicable law, appoint Purchaser as successor trustee or custodian, as applicable, of each such IRA or Keogh Plan, and Purchaser agrees to accept each such trusteeship or custodianship and assume all fiduciary obligations with respect thereto as of the close of business on the Closing Date, and
         (iii) deliver to the IRA grantor or Keogh Plan named fiduciary of each such IRA or Keogh Plan such notice of the foregoing as is required by the documentation governing each such IRA or Keogh Plan or applicable law. If, pursuant to the terms of the documentation governing any such IRA or Keogh Plan or applicable law, (x) Seller is not permitted to name Purchaser as successor trustee or custodian or the IRA grantor or Keogh Plan named fiduciary objects in writing to such assignment, or is entitled to, and does, in fact, name a successor trustee or custodian other than Purchaser, or (y) such IRA or Keogh Plan includes assets, which are not deposit liabilities of Seller and are not being transferred to Purchaser, and the assumption of the deposit liabilities of Seller included in such IRA or Keogh Plan would result in a loss of qualification of such IRA or Keogh Plan under the Internal Revenue Code or applicable Internal Revenue Service regulations, all deposits liabilities of Seller held under such IRA or Keogh Plan shall be excluded from the Deposit Liabilities (such excluded deposits liabilities being herein called the "Excluded IRA/Keogh Deposits").

                  (b) The Deposit Liabilities include certain IRAs of account owners who have attained the age of 70 1/2 years with respect to each of which the account owner is required under applicable law to take a minimum distribution by December 31st of each year after the account owner attains the age of 70 1/2 years. Effective as of the close of business on the Closing Date, Purchaser hereby assumes the obligation to make such minimum distributions and agrees to pay each such minimum distribution required to be paid under applicable law with respect to such IRAs by December 31st of the calendar year in which the Closing occurs and, in consideration thereof on the Closing Date, Seller shall transfer to Purchaser an amount equal to such minimum distributions required to be paid with respect to such IRAs by such December 31st by Purchaser as Deposit Liabilities.

                                   ARTICLE III

                            PURCHASE PRICE; PAYMENT;
                         SETTLEMENT; AND TAX ALLOCATION

         Section 3.1. Purchase Price. (a) The "Purchase Price" for the Assets shall be an amount computed as follows:

                  (i) an amount equal to 6.75% (the "Deposit Premium") of the average aggregate daily balances (including Accrued Interest) of Deposit Liabilities for the period commencing either (y) thirty (30) days prior to the third business day prior to the Closing Date and ending on such third business day prior to the Closing Date or (z) seven (7) days prior to the third business day prior to the Closing Date and ending on such third business day prior to the Closing Date, whichever is utilized by Webster to determine the deposit premium in connection with the Webster Purchase Agreement, PLUS

                  (ii) the aggregate Real Property Purchase Prices for the Real Property Purchase Prices for all of the Real Property; PLUS

                  (iii) the net book value of the Personalty (excluding the automatic teller machines) as reflected on the books of Seller as of the close of business on the Closing Date; PLUS

                  (iv) the greater of (y) Five Thousand Dollars ($5,000) or (z) the net book value, as reflected on the books of Seller as of the close of business on the Closing Date, for each of the automatic teller machines; PLUS

                  (v) the Loan Value of the Loans as of the close of business on the Closing Date.

         Section 3.2. Payment at Closing. On the Closing Date, Seller shall pay to Purchaser by wire transfer of immediately available Federal Funds to such account as Purchaser shall advise Seller at the Closing ("Purchaser's Account") the amount by which the aggregate balance (including Accrued Interest) of the Deposit Liabilities as of the close of business on the third business day preceding the Closing Date exceeds the Estimated Purchase Price (the "Estimated Payment Amount").

         Section 3.3.  Adjustment of Estimated Payment Amount.

         (a) On or before 12:00 noon on the tenth business day following the Closing Date, Seller shall deliver to Purchaser a statement setting forth the amount of the Deposit Liabilities and cash and cash equivalents held in the Branches and the Purchase Price as determined in accordance with the provisions of this Agreement as of the close of business on the Closing Date and shall make available such work papers, schedules and other supporting data as may be reasonably requested by Purchaser to enable it to verify such determination. Such statement shall also set forth the amount (the "Adjusted Payment Amount") by which the amount of such Deposit Liabilities exceeded the aggregate of the Purchase Price and such cash and cash equivalents, calculated as of the close of business on the Closing Date.

         (b) On or before 12:00 noon on the fifteenth business day after the Closing Date, Seller shall pay to Purchaser by wire transfer of immediately available Federal Funds to Purchaser's Account an amount equal to the excess of the Adjusted Payment Amount over the Estimated Payment Amount, plus interest on such excess amount from the Closing Date to but excluding the payment date, at the Federal Funds Rate or, if the Estimated Payment Amount exceeds the Adjusted Payment Amount, Purchaser shall pay to the Seller by wire transfer of immediately available Federal Funds to such account as Seller shall advise Purchaser an amount equal to such excess, plus interest from the Closing Date to but excluding the payment date.

         Section 3.4.  Tax Allocation of Purchase Price.

         (a) Purchaser and Seller agree that, upon final determination of the Purchase Price, the Purchase Price shall be allocated (for tax purposes) to the Assets in accordance with Schedule 3.4 attached hereto.

         (b) For income tax reporting requirements imposed pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended, Purchaser and Seller shall report the transaction contemplated by this Agreement in accordance with the allocation specified in Schedule 3.4. In the event any party hereto receives notice of an audit in respect of the allocation of the Purchase Price specified herein, such party shall immediately notify the other party in writing as to the date and subject of such audit.

         (c) If any federal, state or local tax return report or filing by Purchaser or Seller relating to the transactions contemplated hereby is challenged by the taxing authority with which such return, report or filing was filed on the basis of the allocation set forth in Schedule 3.4, as finally adjusted, the filing party shall assert and maintain in good faith the validity and correctness of such allocation during the audit thereof until the issuance by the taxing authority of a "30 Day Letters," or a determination of liability equivalent thereto, to such party, whereupon such party shall, in its sole discretion, have the right to pay, compromise, settle, dispute or otherwise deal with its alleged tax liability. If such a tax return, report or filing is challenged as herein described, the party filing such return, report or filing shall keep the other party apprised of its decisions and the current status and progress of all administrative and judicial proceedings, if any, that are undertaken at the election of such party.

         (d) If either party (including permitted successors and assigns thereof) to this Agreement defaults under this Section 3.4, it shall pay as damages to the other party, so long as such other party is not in default under this Section 3.4, an amount which, after reduction for all taxes which would be incurred (calculated at the highest marginal rate applicable in the relevant jurisdictions) as a result of receiving said amount, is equal to the result (but not less than zero) of subtracting the amount in (ii) below from the amount in
(i) below:

                  (i) The total amount of income or gains taxes (including interest and penalties calculated at the highest marginal rate applicable in the relevant jurisdictions) to all jurisdictions imposing such taxes upon the nondefaulting party with respect to the transactions contemplated hereby; and

                  (ii) The total amount of income or gains taxes which would have been incurred (including interest and penalties calculated at the highest marginal rate applicable in the relevant jurisdictions) to all jurisdictions imposing such taxes upon the nondefaulting party with respect to the transactions contemplated hereby, if such taxing jurisdictions had accepted the allocations specified in Schedule 3.4.

         Section 3.5. Proration; Other Closing Date Adjustments. Except as otherwise specifically provided in this Agreement, it is the intention of the parties that Seller will operate the Branches for its own account until the close of business on the Closing Date, and that Purchaser shall operate the Branches, hold the Loans and assume the Deposit Liabilities and any other liabilities of Seller assumed by Purchaser pursuant hereto for its own account from and after the Closing Date. Thus, except as otherwise specifically provided in this Agreement, all items of income and expense shall be prorated as of the close of business on the Closing Date, and settled between Seller and Purchaser on the Closing Date, whether or not such adjustment would normally be made as of such time. Items of proration will be handled at Closing as an adjustment to the Purchase Price unless otherwise agreed by the parties hereto.

                                   ARTICLE IV

                                      TAXES

         Section 4.1. Sales and Use Taxes. Except as otherwise provided in this Agreement, any sales, use or similar taxes which are payable or arise as a result of this Agreement or the consummation of the transactions contemplated hereby shall be paid by Purchaser on the Closing Date. Purchaser shall indemnify and hold harmless Seller from and against any such taxes, including those arising upon subsequent audit by any taxing authority, including interest and penalties. If such sales and use taxes are treated as a proration pursuant to
Section 3.4, Seller agrees to remit such taxes to the proper authority on or before the date the same shall become due, accompanied by such tax returns as may be required to be filed with such payment. Purchaser and Seller will cooperate in the preparation of any filings or returns.

         Section 4.2. Information Reports. With respect to the calendar year in which the Closing occurs, for Federal or state income tax reporting purposes Seller will report all interest accrued and paid with respect to all Deposit Liabilities and all interest received with respect to Loans up to the close of business on the Closing Date. Purchaser will report all interest accrued and paid with respect to all Deposit Liabilities and all interest received with respect to Loans from and after the Closing Date (except that all interest accrued and paid on tax-deferred certificates of deposit shall be reported by Purchaser).

                                    ARTICLE V

                                     CLOSING

         Section 5.1.  Closing Date.

                  (a) Unless otherwise determined by Seller, the "Closing Date" shall be the closing date for the transactions contemplated in the Webster Purchase Agreement; provided that the Closing Date shall occur after the Final Approval Date.

                  (b) It is anticipated that the Closing Date shall coincide with the conversion of Seller's account information as to the Deposit Liabilities and the Loans onto Purchaser's data processing system. The parties shall work diligently to be able to complete conversion on the anticipated Closing Date. However, notwithstanding the foregoing, in the event of an extraordinary data processing occurrence on or prior to the Closing Date which prevents conversion, then at Seller's option (i) the Closing Date may be postponed, or (ii) the Closing shall take place and Seller shall assist Purchaser in servicing the Deposit Liabilities and the Loans upon such terms and for such fees as are customarily charged in such arrangements.

                  (c) The Closing Date shall be mutually agreed to by Seller and Purchaser.

         Section 5.2. Place of Closing. The "Closing" shall take place at 10:00 a.m. on the Closing Date, but shall be effective as of the close of business on the Closing Date, in the offices of Edwards & Angell, 2700 Hospital Trust Plaza, Providence, Rhode Island.

         Section 5.3. Seller Deliveries. At the Closing, Seller shall deliver to
Purchaser:

                  (a)  Quitclaim  deeds  for the  Real  Property  in the form of
         Schedule 5.3(a) attached hereto, pursuant to which the Real Property shall be transferred to Purchaser "AS IS", "WHERE IS" and with all faults (the "Quitclaim Deeds"); provided that, with respect to each parcel of Real Property, Seller shall only be required to convey to Purchaser good and marketable fee simple title to the Real Property, which is in a condition that permits a reputable title insurance company of national standing and typically accepted by reputable commercial lenders to issue an owner's title insurance policy in at least the amount of the Real Property Purchase Price applicable thereto, subject only to such exceptions as would not render title unmarketable and other customary exceptions to title not affecting insurability of title ("Marketable Title");

                  (b) A bill of sale for the Personalty in the form of Schedule 5.3(b) attached hereto, pursuant to which the Personalty shall be transferred to Purchaser "AS IS" "WHERE IS" and with all faults;

                  (c) An assignment and assumption agreement with respect to the Deposit Liabilities, Loans, Tenant Leases and Safe Deposit Agreements in the form of Schedule 5.3(c) attached hereto, to which shall be attached updated Schedules 1.1(e) and 1.1(f) setting forth the Deposit Liabilities, Excluded Deposits and Loans as of the close of business of the third business day preceding the Closing Date (the "Assignment and Assumption Agreement");

                  (d) Lease assignment and assumption agreements with respect to each of the Branch Leases in the form of Schedule 5.3(d) attached hereto (the "Lease Assignments");

                  (e) Subject to the provisions of Section 10.3, such consents of landlords under the Branch Leases as shall be required pursuant to the terms of such Branch Leases to the assignment of the Branch Leases to Purchaser in the form of Schedule 5.3(e) attached hereto (the "Landlord Consents");

                  (f) An Officer's Certificate in the form of Schedule 5.3(f) attached hereto;

                  (g) An opinion of Edwards & Angell, counsel to Seller, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser to the effect that: (i) Seller is a national bank, duly organized, validly existing and in good standing under the laws of the United States, with full corporate power and authority to enter into and perform its obligations under this Agreement; and (ii) this Agreement has been duly and validly authorized, executed and delivered by Seller and (assuming due authorization, execution and delivery by Purchaser) is a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies;

                  (h)  The Draft Closing Statement;

                  (i) Seller's resignation as trustee or custodian, as applicable, with respect to each IRA or Keogh Plan account included in the Deposit Liabilities and designation of Purchaser as successor trustee or custodian with respect thereto, as contemplated by Section 2.5; and

                  (j) Such other documents necessary to effect the transactions contemplated hereby as Purchaser shall reasonably request.

         Section 5.4. Purchaser Deliveries. At the Closing, Purchaser shall deliver to Seller:

                  (a)  The Assignment and Assumption Agreement;

                  (b) Purchaser's acceptance of its appointment as successor trustee or custodian, as applicable, of the IRA and Keogh Plan accounts included in the Deposit Liabilities and assumption of the fiduciary obligations of the trustee or custodian with respect thereto, as contemplated by Section 2.5;

                  (c) The Lease Assignments and, as contemplated by Section 11.2, such other instruments and documents as any landlord under a Branch Lease may reasonably require as necessary or desirable for providing for the assumption by Purchaser of a Branch Lease, each such instrument and document in the form and substance reasonably satisfactory to the parties and dated as of the Closing Date;

                  (d) An Officer's Certificate in the form of Schedule 5.4(d) attached hereto;

                  (e) An opinion of Purchaser's counsel, dated the Closing Date, in the form and substance reasonably satisfactory to Seller, to the effect that (i) Purchaser is a federal savings bank duly organized, validly existing and in good standing under the laws of the United
         States with full corporate power and authority to enter into and perform its obligations under this Agreement; and (ii) this Agreement has been duly and validly authorized, executed and delivered by Purchaser and (assuming due authorization, execution and delivery by
         Seller)  is  a  legal,   valid  and  binding  obligation  of  Purchaser
         enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies;

                  (f)  The Draft Closing Statement;

                  (g) Such other documents necessary to effect the transactions contemplated hereby as Seller shall reasonably request.

                                   ARTICLE VI

                       CONDITIONS TO OBLIGATIONS OF SELLER

         Section 6.1. Conditions to Obligations of Seller. The obligations of Seller under this Agreement are subject to the satisfaction (or, if applicable, waiver in the sole discretion of Seller, except as to the condition described in
(c)), as of the Closing, of each of the following conditions:

                  (a) All of the covenants required by this Agreement to be complied with and performed by Purchaser on or before the Closing Date shall have been duly complied with and performed in all material respects;

                  (b) The representations and warranties made by Purchaser herein or in any certificate or other document delivered pursuant to the provisions hereof or thereof or in connection with the transactions contemplated hereby or thereby shall be correct in all material respects, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date;

                  (c) Approvals in writing of all relevant regulatory agencies shall have been obtained by Purchaser, and approvals in writing of all relevant regulatory agencies, where applicable, shall have been obtained by Seller, and all necessary conditions, including any additional governmental approvals, permissions or consents (including consents of third parties, where applicable), if any, including the giving of all legally required notices and the expiration of all legally required waiting or protest periods, of or relating to licenses, approvals and consents shall have been met (all of such approvals, conditions, permissions, licenses and consents being herein collectively called the "Regulatory Approvals"), and such Regulatory Approvals shall include no Material Condition applicable to Seller;

                  (d) Seller shall have received the items to be delivered by Purchaser pursuant to Section 5.4;

                  (e)  The  transactions   contemplated  in  the  Parent  Merger
         Agreement shall have been consummated; and

                  (f) The  transactions  contemplated  in the  Webster  Purchase
         Agreement  shall  be  consummated   concurrent  with  the  transactions
         contemplated herein.

                                   ARTICLE VII

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

         Section 7.1. Conditions to Obligations of Purchaser. The obligations of Purchaser under this Agreement are subject to the satisfaction (or, if applicable, waiver in the sole discretion of Purchaser, except as to the condition described in (c)) as of the Closing, of each of the following conditions:

                  (a) All of the covenants required by this Agreement to be complied with and performed by Seller on or before the Closing Date shall have been duly complied with and performed in all material respects;

                  (b) All of the representations and warranties made by Seller herein or in any certificate or other document delivered pursuant to the provisions hereof or thereof or in connection with the transactions contemplated hereby or thereby shall be correct in all material respects, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on the Closing Date;

                  (c) The Regulatory Approvals, which shall include no Material Condition applicable to Purchaser, shall have been obtained;

                  (d) The Estimated Payment Amount shall have been paid by Seller to Purchaser, as contemplated by Section 3.2; and

                  (e) Purchaser shall have received the items to be delivered by Seller pursuant to Section 5.3.

                                  ARTICLE VIII

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as follows:

         Section 8.1. Organization. Seller is a national bank, duly organized, validly existing and in good standing under the laws of the United States.

         Section 8.2. Authority. Seller has the power and authority to enter into and perform this Agreement. This Agreement and the execution, delivery and performance hereof have been duly authorized and approved by the Board of Directors of Seller, and this Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by federal and state regulators of Seller or by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

         Section 8.3. Non-Contravention. The execution and delivery of this Agreement by Seller do not and, subject to the receipt of all required approvals and consents, the consummation of the transactions contemplated by this Agreement will not constitute (a) a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license, agreement, indenture, or instrument of Seller or to which Seller is subject, which breach, violation, or default would have an adverse effect on Seller or the business or properties of the

Branches; or (b) a breach or violation of or a default under the charter or Bylaws of Seller or any material contract or other instrument to which Seller is a party or by which Seller is bound.

         Section 8.4. Compliance with Law. The business and operations of the Branches have been and are being conducted in accordance with all applicable laws, rules and regulations of all authorities (other than Environmental Laws or the ADA), the penalty or liability for the violation of which, if imposed or asserted, could have a material adverse effect on the business, operations, revenues, financial condition, property or business properties of the Branches.

         Section 8.5. Legal Proceedings. There are no actions, suits, or proceedings, whether civil, criminal or administrative, pending or, to Seller's best knowledge, threatened against or affecting Seller which could have an adverse effect on the Branches, Assets, Loans, Deposit Liabilities, or consummation of the transactions contemplated hereby.

         Section 8.6. Personalty. Seller has good and marketable title to the Personalty, free and clear of all liens and encumbrances.

         Section 8.7.  Loans.

                  (a) Each of the Loans is based upon valid, binding and enforceable agreements to which Seller has good and marketable title, free and clear of all liens and encumbrances.

                  (b) the  collateral  for each of the Loans  that is secured is
         (i) the collateral described in the applicable security agreement, mortgage, pledge, collateral assignment or other security document, and
         (ii) is subject to a valid, enforceable and perfected lien of the type provided therein.

                  (c) Seller has not conveyed the Loans or any interest therein.

                  (d) The additional representations and warranties, if any, set forth in Schedule 1.1(f) attached hereto, which shall be deemed made and shall be true and correct as of the Closing Date.

Except as set forth in this Section 8.7 or Schedule 1.1(f), Seller has not made, is not making and shall not be deemed to have made any representation as to the creditworthiness, credit history or financial condition of any primary or secondary obligor under any Loan, or any guarantor or surety thereof, in this Agreement or any agreement, instrument or other document executed in connection with any of the transactions contemplated hereby or provided or prepared pursuant hereto or in connection with any of the transactions contemplated hereby.

         Section 8.8.  Tenants; Branch Leases

                  (a) Except for the tenants listed on Schedule 8.8 attached hereto, there are no tenants or other occupants of the Real Property.

                  (b) Except as set forth in Schedule 8.8, each of the Branch Leases is in full force and effect, and Seller is not in default under any of its obligations thereunder.

         Section 8.9. Financial and Deposit Data. All financial, Deposit Liability and Loan information regarding the Branches provided to Purchaser by Seller was accurate and complete in all material respects as of the date when provided; provided that certain of such historical information may not reflect the allocation of certain Deposit Liabilities and Loans to the Branches in connection with Fleet's application to the Board with respect to the transactions contemplated by the Parent Merger Agreement.

         Section  8.10.   Limitations   on   Representations   and   Warranties.
Notwithstanding anything to the contrary contained herein:

                  (a) Seller makes no warranties as to the physical condition of the Branches or Personalty, all of which are being sold "AS IS," "WHERE IS" and with all faults at the Closing Date.

                  (b) Seller makes no representations or warranties to Purchaser as to whether, or the length of time during which, any accounts relating to Depository Liabilities will be maintained by the depositors at the Branches after the Closing Date.

         Section 8.11. Branch Operating Contracts and Defaults. No event has occurred and remains uncured that constitutes a default by Seller or results in a right of acceleration, termination of any similar right by any party (or would, but for the passage of time or the giving of notice, constitute a default or result in such a right of acceleration, termination or similar right) under any material contract relating to the operation of the Branches.

                                   ARTICLE IX

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

         Section 9.1. Organization. Purchaser is a federal savings bank, duly organized, validly existing and in good standing under the laws of the United States.

         Section 9.2. Authority. Purchaser has the corporate power and authority to enter into and perform this Agreement. This Agreement and the execution, delivery and performance hereof have been duly authorized and approved by the Board of Directors of Purchaser, and this Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting creditors' rights, or the limiting effect of rules of law governing specific performance, equitable relief and other equitable remedies or the waiver of rights or remedies.

         Section 9.3. Non-Contravention. The execution and delivery of this Agreement by Purchaser do not and, subject to the receipt of all required approvals and consents, the consummation of the transactions contemplated by this Agreement will not constitute (a) a breach or violation of or default under any law, rule, regulation, judgment, order, governmental permit or license, agreement, indenture or instrument of Purchaser or to which it is subject, which breach, violation or default would have a material and adverse effect on Purchaser, or (b) a breach or violation of or a default under the charter or Bylaws of Purchaser or any material contract or other instrument to which it is a party or by which it is bound.

         Section  9.4.  Legal  Proceedings.  There  are no  actions,  suits,  or proceedings, whether civil, criminal or administrative, pending or, to Purchaser's best knowledge, threatened against or affecting Purchaser which could have a material adverse effect on the consummation of the transactions contemplated hereby.

         Section 9.5.  Regulatory Matters.  To Purchaser's best knowledge:

                  (a) As of the date hereof and without giving effect to the transactions contemplated hereby, and following the consummation of the transactions contemplated hereby, on a pro forma basis Purchaser will
         (i) be at least "adequately capitalized", as defined in the Federal Deposit Insurance Act, as amended (12 U.S.C. 1831o), and (ii) meet all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over Purchaser, including without limitation, any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches, and no such regulator is likely to, or has indicated that it will, condition any of the Regulatory Approvals upon an increase in Purchaser's capital or compliance with any capital requirement, standard or ratio.

                  (b)  Purchaser   will  not  be  required  to  divest   deposit
         liabilities, branches, loans or any business or line of business as a condition to the receipt of any of the Regulatory Approvals.

                  (c) Each of the subsidiaries or Affiliates of Purchaser, which is an insured depository institution, was rated "Satisfactory" or "Outstanding" following its most recent Community Reinvestment Act examination by the regulatory agency responsible for its supervision. Purchaser has received no notice of and has no knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

         Section 9.6. Financing Available. Purchaser's ability to pay the Purchase Price hereunder shall not be contingent on raising equity capital, obtaining specific financing therefor, consent of any lender or any other matter, except for required Regulatory Approvals.

                                    ARTICLE X

                               COVENANTS OF SELLER

         Seller covenants and agrees with Purchaser as follows:

         Section 10.1 Regulatory Approvals. Seller shall use its best efforts to assist Purchaser in obtaining the Regulatory Approvals. Seller shall provide Purchaser or the appropriate regulatory authorities all information reasonable required to be submitted by Seller in connection with the Regulatory Approvals.

         Section 10.2. Conduct of the Business. From the date hereof through the Closing Date, Seller shall (a) conduct its business of banking in the usual, regular and ordinary course consistent with past practice, (b) use reasonable efforts to maintain and preserve intact its relationships with its Branch Employees and advantageous business relationships, including relationships with the Branch Customers, and (c) take no action which would adversely affect or delay the ability of any party hereto to obtain any Regulatory Approval or to perform its covenants and agreements under this Agreement. Without limiting the effect of the foregoing sentence, Seller shall not transfer any of the Branch Employees to any of its facilities other than the Branches from the date hereof through the Closing Date, except upon the request of a Branch Employee, which has not been solicited, induced or otherwise sought by Seller.

         Section 10.3.  Corporate and Other Consents.

                  (a) Seller shall use its best efforts to secure all necessary corporate and other non-regulatory consents (except those involving Purchaser) and shall provide certified copies to Purchaser upon Purchaser's request.

                  (b) Seller shall promptly comply with all applicable laws, regulations, and rulings in connection with this Agreement and the consummation of the transactions contemplated hereby.

                  (c) (i) Seller shall use its best efforts (which shall not require Seller to pay any money or other consideration to any person or to initiate any claim or proceeding against any person) to cause every landlord under a Branch Lease, the consent of which is required under the terms of such Branch Lease to the assignment of such Branch Lease to Purchaser, to execute in favor of Purchaser a Landlord Consent.

                  (ii) Notwithstanding anything to the contrary contained in this Agreement, Seller's failure to obtain a Landlord Consent from a landlord under a Branch Lease after using such best efforts to obtain the same shall not entitle Purchaser to terminate this Agreement and Purchaser shall remain obligated to perform all of its obligations hereunder with respect to the applicable Branch, including without limitation the assumption of the Deposit Liabilities relating thereto and the payment of the full Purchase Price without any reduction or adjustment, but excluding only its obligation to assume such Branch Lease.

                  (iii) If Seller shall be unable to deliver a Landlord Consent with respect to a Branch Lease, Seller shall (A) deliver to Purchaser at the Closing a certificate from Seller, as tenant under the applicable Branch Lease in the form of Schedule 10.3 attached hereto (B) make available to Purchase the space necessary for the operations of the applicable Branch for a cost equal to the rent and other amounts payable under such Branch Lease, and (C) indemnify and hold harmless Purchaser against any cost and expense (including reasonable attorneys'
                  fees) relating to any claim, proceeding or action commenced by the applicable landlord, but in no event shall Purchaser be indemnified for its actual or consequential damages or nonlitigation costs or expenses relating to or arising from its eviction from such space or relocation of such Branch.

         Section 10.4. Nonsolicitation. For a period of eighteen (18) months following the Closing Date, neither Seller nor any of its Affiliates shall (a) solicit Branch Customers, which are obligors of Commercial Loans that are acquired and assumed by Purchaser as of the close of business on the Closing Date, for Commercial Loan business, or (b) use a list of the Branch Customers to directly solicit insured deposit account or consumer or small business lending business (the "Competitive Business") from the Branch Customers. Notwithstanding the foregoing sentence Seller, Fleet, Shawmut and their respective Affiliates shall be permitted to (a) engage in advertising, solicitations or marketing campaigns, programs or other efforts not primarily directed to or targeted at such Branch Customers or such obligors of Commercial Loans, including without limitation such campaigns, programs or efforts in connection with other lending, deposit, safe deposit, trust or other financial services relationships with such Branch Customers or such obligors, (b) engage in lending, deposit, safe deposit, trust or other financial services relationships existing as of the Closing Date with such Branch Customers or such obligors, which are not acquired or assumed by Purchaser pursuant hereto, through other branch offices of Seller, (c) respond to unsolicited inquiries by such Branch Customers or such obligors with respect to banking or other financial services, including without limitation Commercial Loans, and (d) provide notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

         Section 10.5. Data Processing and Transfer Services. Each party hereto agrees to provide to the other data processing and transfer services as shall be reasonably necessary for the conversion and transfer of information concerning the Deposit Liabilities and the Loans into Purchaser's data processing system. After execution of this Agreement, each party hereto shall provide to the other computer file instructions which maintain information on the deposit and loan accounts, together with operational procedures necessary to implement the transfer of the information to Purchaser. Seller and Purchaser shall each designate an individual to serve as liaison from the date hereof through the Closing Date concerning operational matters. Seller shall continue to provide post-closing assistance to Purchaser as may be reasonably necessary.

         Section 10.6. Cooperation. Seller shall use its reasonable efforts to cooperate with Purchaser in providing all financial and other information related to the business operations, revenues, financial condition, property or business properties of the Branches as may be needed for inclusion in the regulatory filings of Purchaser or its Affiliates relating to the transactions contemplated herein.

                                   ARTICLE XI

                             COVENANTS OF PURCHASER

         Purchaser covenants and agrees with Seller as follows:

         Section 11.1.  Regulatory Approvals and Standards.

                  (a) Purchaser will use its best efforts to obtain as expeditiously as possible the Regulatory Approvals and will use its best efforts to prepare and file within thirty (30) days after the execution of this Agreement all necessary applications of Purchaser for Regulatory Approvals. As of the Closing Date,

         Purchaser will satisfy each and all of the standards and requirements reasonably within its control imposed as a condition to obtaining or necessary to comply with Regulatory Approvals. Purchaser shall pay any fees charged by any regulatory authorities to which it must apply for any of the Regulatory Approvals. Purchaser shall take no action which would adversely affect or delay the ability of any party hereto to obtain any Regulatory Approval or to perform its covenants and agreements under this Agreement.

                  (b) From the date hereof through the Closing Date, Purchaser shall (i) remain "adequately capitalized", as defined in the Federal Deposit Insurance Act (12 U.S.C. 1831o), and (ii) meet all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over Purchaser, including without limitation, any such higher requirement, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches.

         Section 11.2. Corporate and Other Consents; Compliance with Law; Real Property.

                  (a) Purchaser shall use its best efforts to secure all necessary corporate and other non-regulatory consents (except those involving Seller) and shall provide certified copies to Seller upon Seller's request.

                  (b) Purchaser shall promptly comply with all applicable laws, regulations, and rulings in connection with this Agreement and the consummation of the transactions contemplated hereby.

                  (c) Purchaser shall provide such financial and other information as shall be reasonably requested by landlords under the Branch Leases in connection with obtaining the Landlord Consents. Notwithstanding anything to the contrary contained herein, Purchaser agrees that the form of Landlord Consent with respect to a Branch Lease may be modified at the request of a landlord to incorporate any and all conditions, terms and agreements such landlord may require with respect to such landlord's required consent to the assignment of such Branch Lease to Purchaser; provided that such conditions, terms and agreements do not constitute a material or monetary modification or alteration of the terms, covenants and conditions of such Branch Lease or otherwise impose any burden on Seller or Purchaser not otherwise contemplated by such Branch Lease.

                  (d) Purchaser shall promptly order any title certificates or title searches required in connection with the transfer of the Real Property under applicable state or local practice or necessary to obtain the title insurance described in Section 5.3(a).

         Section 11.3. Solicitation of Accounts. Prior to the Closing Date, neither Purchaser nor any of its Affiliates shall attempt directly to solicit Branch Customers through advertising specifically referencing or targeted to such Branch Customers nor transact their respective businesses in a way which would (a) specifically induce such Branch Customers to close Deposit Liability accounts and open accounts directly with Purchaser or any of its Affiliates or
(b) otherwise result in the transfer of all or a portion of an existing Deposit Liability from Seller. Notwithstanding the foregoing sentence Purchaser and its Affiliates shall be permitted to (w) engage in advertising, solicitations or marketing campaigns not primarily directed to or targeted at such Branch
Customers, (x) engage in lending, deposit, safe deposit, trust or other financial services relationships with branch customers of Purchaser or its Affiliates who are also Branch Customers, (y) respond to unsolicited inquiries by such Branch Customers with respect to banking or other financial services, and (z) provide notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

         Section 11.4. Nonsolicitation of Seller's Employees. In consideration of, among matters, the willingness of Seller to provide Purchaser with the opportunity to interview and hire any of the Branch Related Employees, Purchaser agrees that, except in accordance with Section 11.6, for a period of one year following the Closing Date, neither Purchaser nor any of its Affiliates shall on behalf of itself and each of its Affiliates, directly or indirectly, solicit for employment, solicit as an independent contractor or consultant, induce to terminate employment with Seller or otherwise interfere with Seller's employment relationship with, any Branch Employee or Branch Related Employee, who is not employed by Purchaser pursuant to Section 11.6, or any other employee or officer of Seller, Fleet, Shawmut or any of their respective Affiliates, whose responsibilities or duties relate to banking or other businesses of Seller, Fleet, Shawmut or any of their respective Affiliates within the state (or states) in which the Branches are located. It is expressly acknowledged by the parties hereto that Purchaser may employ or retain as an independent contractor or consultant any such Branch Employee, Transferred Employee or other employee or officer who shall terminate his or her employment with Seller, Fleet, Shawmut or any of their respective Affiliates without any such direct or indirect solicitation by Purchaser or who shall be terminated by Seller, Fleet, Shawmut or any of their respective Affiliates; provided that such employment or retention shall not be prohibited by any agreement between such Branch Employee, Transferred Employee or other employee or officer and Seller, Fleet, Shawmut or any of their respective Affiliates.

         Section 11.5. Notice to Loan Customers. Subject to the provisions of Sections 12.4 and 15.2 herein, upon or after the mailing of Customer Notices, Purchaser agrees to provide, in accordance with standard practice, all Branch Customers with relationships as to Loans with written notice of Purchaser's intent to purchase the Loans. Seller agrees to provide all such Branch Customers with all additional legally required notices of the assignment or transfer of the Loans.

         Section 11.6.  Transferred Employees.

                  (a) Purchaser (i) shall offer employment to all Branch Employees, and (ii) may, but shall not be obligated to, offer employment to any Branch Related Employee following the Final Approval Date and in any event at least twenty (20) days prior to the Closing Date upon terms and conditions described below. Subject to the provisions of this Section, Transferred Employees will be subject to the employment terms, conditions and rules applicable to other employees of Purchaser. Nothing contained in this Agreement shall be construed as an employment contract between Purchaser and any Transferred Employees.

                  (b) To the extent permitted under, and in accordance with, the terms and conditions of Purchaser's 401(k) plan, Transferred Employees may "rollover" any eligible distributions of their accounts in Seller's qualified pension or profit-sharing plans to Purchaser's 401(k) plan.

                  (c) Purchaser shall be solely responsible for any activity in connection with interviewing the Branch Employees, Branch Related Employees and other employees of Seller, provided, however, that Seller shall use its best efforts to make such Branch Employees, Branch Related Employees and other employees available for interviewing by Purchaser. Purchaser indemnifies and holds Seller harmless from and against any claim, liability, losses, costs or expenses, including reasonable attorneys' fees, resulting or arising from Purchaser's acts or omissions in connection with said interviews.

                  (d) Seller shall have the right to continue to employ after the Closing Date any Branch Employee or Branch Related Employee, who is not a Transferred Employee, or to release any such Branch Employee or Branch Related Employee in its sole discretion.

                  (e) Each Transferred Employee shall be provided employment subject to the following terms and conditions:

                           (i) Salary shall be equivalent to base salary paid by
                  Seller to such Transferred Employee as of the close of business on the Closing Date.

                           (ii)  Vacation   benefits   shall  be  equivalent  to
                  vacation benefit provided by Seller to such Transferred Employee as of the close of business on the Closing Date.

                           (iii) Purchaser shall treat each Transferred Employee
                  as a new hire of Purchaser but shall provide such Transferred Employee with credit for the period of years of service with Seller towards the calculation of eligibility for such purposes as vacation, severance and other similar benefits and participation and vesting in Purchaser's qualified pension or profit sharing plan (other than Webster's employee stock ownership plan), as such plans may exist (but not for purpose of benefit accruals, including without limitation, funding of accrued pension or profit sharing plans for such Transferred Employee with respect to any period prior to the Closing
                  Date).

                           (iv) Each  Transferred  Employee shall be eligible to
                  participate in the medical and dental plans of Purchaser, as such plans may exist, effective as of the Closing Date and any pre-existing conditions provisions of such plans shall be waived with respect to such Transferred Employee.

                           (v) Upon conclusion of his or her short term disability or temporary leave of absence, subject to the terms and conditions of the Purchaser's plans and policies and applicable law, each Transferred Employee on such leave shall receive the salary and vacation benefit in effect when he or she went on leave, shall otherwise be treated as a Transferred Employee and, to the extent practicable, shall be offered by Purchaser the same or a substantially equivalent position to his or her position with Seller prior to leave.

                           (vi) Upon the first  anniversary of the  consummation
                  of the transactions contemplated by the Parent Merger Agreement, each Transferred Employee, who is still employed by Purchaser, shall be eligible for benefits under any severance or similar plans maintained by Purchaser with credit for the period of years service with Seller towards the calculation of benefits.

                  (f) Except as provided in Section 12.3, Purchaser shall not be responsible for any benefits of the Branch Employees up to the Closing Date.

         11.7. Transfer of Deposit Liabilities. Seller, on behalf of itself and its Affiliates, hereby covenants and agrees that it will, for all purposes, treat the Deposit Liabilities assumed by Purchaser pursuant to the terms hereof as Deposit Liabilities insured by the Bank Insurance Fund, and that it will not reduce the amount of Deposit Liabilities it reports as insured by the Savings Association Insurance Fund by reason of the transfer of such Deposit Liabilities to Purchaser.

                                   ARTICLE XII

        ENVIRONMENTAL DUE DILIGENCE; EMPLOYEE AND CUSTOMER NOTICES; ETC.

         Section 12.1  Environmental Due Diligence.

                  (a) Purchaser may conduct at its own expense environmental audits by an independent qualified environmental engineer or consultant (the "Environmental Consultant") of the Real Property during the Environmental Due Diligence Period. In the event Purchaser conducts a Phase I audit, Purchaser shall use its best efforts to commence such audit within seven (7) days from the date hereof.

                  (b) In the event the Phase I audit of any of the Real Property is not completed within the Environmental Due Diligence Period through no fault of Purchaser or its Environmental Consultant, Purchaser may request an extension of the Environmental Due Diligence Period for a reasonable period not exceeding fifteen (15) days solely to permit completion of such Phase I audit.

                  (c) In the event that as a result of such Phase I audit, Purchaser elects in the exercise of its reasonable business judgment to conduct a Phase II environmental audit by the Environmental Consultant of any of the Real Property, upon receipt of written notice of such election and a copy of any report prepared with respect to such Phase I audit evidencing a reasonable basis for such election prior to the conclusion of the Environmental Due Diligence Period, Seller shall extend such Environmental Due Diligence Period for an additional thirty
         (30) days solely to permit completion of such Phase II audit.

                  (d) In the event that during the Environmental Due Diligence Period or any extension thereof pursuant to this Section, Purchaser shall notify Seller in writing that the Environmental Consultant has discovered an Environmental Hazards at or on any parcel of the Real Property, the remediation of which, in the reasonable judgment of the Environmental Consultant, is or will be the responsibility of Seller, or Purchaser should it acquire such parcel, and will cost more than $25,000, Seller may elect to:

                           (i) make an adjustment to the Purchase  Price for the
                  estimated remediation costs of any such Environmental Hazard, which shall not have been remediated on or prior to the Closing Date, in excess of $25,000 with respect to such parcel of Real Property; or

                           (ii) take such remediation  steps as are necessary to
                  make the Real Property comply with Environmental Laws by the Closing Date (or make provisions to such remediation steps following the Closing Date as shall be reasonably satisfactory to Purchaser); or

                           (iii) lease to Purchaser such parcel of Real Property
                  for a period of ten (10) years pursuant to a Lease Agreement; provided that if, during the term of such Lease Agreement or renewal or extension thereof, Seller shall deliver to
                  Purchaser a report of a qualified environmental engineer or consultant certifying that the Environmental Hazard at or on any such leased parcel of Real Property has been remediated to the extent required under applicable Environmental Laws, Purchaser shall be required to purchase such parcel of Real
                  Property, at the Real Property Purchase Price, in the event such report is delivered within six (6) months of the Closing Date, and, thereafter, at the fair market value of such real property as agreed to by the parties hereto or, if no such agreement is reached within thirty (30) days of delivery of such report, as determined pursuant to an appraisal pursuant to Section 14.6.

                  (e) Purchaser agrees that it and its Environmental Consultant shall conduct any Phase I or II audits or other investigations pursuant to this Section with reasonable care and subject to customary practices among environmental consultants and engineers, including without limitation, following completion thereof the restoration of any site to the extent practicable to its condition prior to such audit or investigation and the removal of all monitoring wells.

         Section 12.2. Access to Branches by Purchaser. Upon execution of this Agreement, Seller shall provide Purchaser and its representatives, accountants and counsel reasonable access to the Branches, Branch Employees, Branch Related Employees, depository records, Loan files, and all other documents and other information concerning the Branches as Purchaser may reasonably request in order for Purchaser to perform a review of the same; provided that with respect to Branch Employees Seller's sole obligation shall be to provide Purchaser with information concerning the name, position, date of hire and salary of Branch Employees and shall not be required to provide any information concerning its "credit scoring" system or any other proprietary information as to its business, branch or credit practices, policies or procedures. Seller shall provide Purchaser assistance in Purchaser's investigation relating to the Branches, Assets and Deposit Liabilities; provided that Purchaser's investigation shall be conducted in a manner which does not unreasonably interfere with Seller's normal operations, customers and employee relations and provided further, that if Purchaser's investigation occurs during non-business hours, the expenses incurred by Seller as a result of such investigation during non-business hours shall be paid by Purchaser to Seller prior to or on the Closing Date.

         Section  12.3.  Communications  to  Employees;   Training.  Seller  and
Purchaser  agree  that  promptly  following  the  execution  of this  Agreement, meetings, joint or several, of Seller and Purchaser as the parties may agree, shall be held at the Branches or at such other location as Purchaser and Seller shall mutually agree, to announce Purchaser's proposed acquisition of the Branches to the Branch Employees. Seller and Purchaser shall mutually agree as to the scope and content of all initial communications to the Branch Employees. Thereafter, Purchaser shall be permitted to meet with the Branch Employees working at the Branches on the date of this Agreement, at times mutually convenient to Purchaser and Seller to discuss employment opportunities with Purchaser. Seller may temporarily transfer employees from other branches to the Branches, but none of such employees shall be treated as Branch Employees. From and after the Final Approval Date, Purchaser shall be permitted to conduct training sessions during normal business hours or at other times with the Branch Employees; provided that Purchaser will in good faith attempt to schedule such training sessions in a manner which does not unreasonably interfere with Seller's normal business operations. Purchaser shall reimburse the Branch Employees for transportation costs to and from the location where Purchaser shall train such employees and compensate the Branch Employees at their respective applicable standard or overtime rates for the time spent in such training.

         Section 12.4.  Communications with Branch Customers.

                  (a) Following each of (i) the date all  applications and other filings for Regulatory Approvals required to effect the transactions contemplated hereby have been filed, (ii) the Final Approval Date, on a date certain which is mutually agreeable to the parties which is prior to the Closing Date and (iii) such earlier date as the parties hereto shall mutually select Seller and Purchaser shall each send statements to the Branch Customers announcing the transactions contemplated hereby (such statements being herein called "Customer Notices"). The form and content of each Customer Notice shall be subject to the approval of both parties and the cost of printing and mailing a party's Customer Notice shall be borne solely by it. Following the Final Approval Date, each party shall also be entitled to provide at its own expense such notices or communications to Branch Customers relating to the transactions contemplated hereby, as it deems appropriate or as may be required; provided that the text of any such notice or communication and the timing of such notice or communication which is provided prior to the Closing shall be approved in advance by the other party, which approval shall not unreasonably be withheld or delayed.

                  (b) Except as specifically provided herein, in no event will Purchaser or any of its Affiliates contact any customer of the Branches prior to receipt of Regulatory Approval without the prior written consent of Seller, which consent shall not be unreasonably withheld; provided that Purchaser and its Affiliates may contact such customers in connection with (i) advertising, solicitations or marketing campaigns not primarily directed to or targeted at such customers, (ii) lending, deposit, safe deposit, trust or other financial services relationships of Purchaser with such customers existing as of the date hereof or obtained without violating the terms of this Agreement, (iii) unsolicited inquiries by such customers to Purchaser with respect to banking or other financial services, and (iv) notices or communications relating to the transactions contemplated hereby in accordance with the provisions hereof.

                                  ARTICLE XIII

                                    INDEMNITY

         Section 13.1. Seller's Indemnity. Except as otherwise provided in this Agreement, Seller shall indemnify, hold harmless and defend Purchaser, its Affiliates, and their respective officers, agents and employees from and against all claims, losses, liabilities, demands and obligations (including reasonable legal fees and expenses) which Purchaser or any of its Affiliates shall receive, suffer or incur arising out of or resulting from (a) any liability of Seller not assumed by Purchaser hereunder, (b) any actions taken or omitted to be taken by Seller prior to the Closing Date and relating to the Branches, Assets, Assumed Liabilities, Branch Employees, Branch Related Employees, and any suits or proceedings commenced in connection therewith (other than proceedings to prevent or limit the consummation of this Agreement), and (c) the breach of any material representation, warranty or covenant made by Seller in this Agreement.

         Section 13.2. Purchaser's Indemnity. Except as otherwise provided in this Agreement, Purchaser shall indemnify, hold harmless and defend Seller, its Affiliates and their respective officers, agents and employees from and against all claims, losses, liabilities, demands and obligations (including reasonable legal fees and expenses) which Seller or any of its Affiliates shall receive, suffer or incur arising out of or resulting from (a) any liability of Seller assumed by Purchaser hereunder, (b) any actions taken or omitted to be taken by Purchaser from or after the Closing Date and relating to the Branches, Assets, Assumed Liabilities, Branch Employees, Branch Related Employees, and any suits or proceedings commenced in connection therewith (other than proceedings to prevent or limit the consummation of the transactions contemplated in this Agreement), (c) any actions taken or omitted by Purchaser or its Environmental Consultant in connection with any Phase I or II audit or other investigation conducted pursuant to Section 12.1, and (d) the breach of any material representation, warranty or covenant made by Purchaser in this Agreement.

         Section 13.3. Indemnification Procedure. Promptly after receipt by either party of notice of the assertion of any claim or the commencement of any action, suit or proceeding with respect to this Agreement, such party
("Indemnified Party") shall give written notice thereof to the other party ("Indemnitor") and will thereafter keep the Indemnitor reasonably informed with respect thereto, provided that failure of the Indemnified Party to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of its obligations hereunder except to the extent, if any, it shall have been prejudiced thereby. In case any such action, suit or proceeding is brought against an Indemnified Party, the Indemnitor shall be entitled to join in (and, in its discretion, to assume) the defense thereof with counsel satisfactory to the Indemnified Party, provided, however, that the Indemnified Party shall be entitled to join in the defense of any such action, suit or proceeding with counsel of its own choice at the expense of the Indemnitor if, in the good faith judgment of the Indemnified Party's counsel, representation by the Indemnitor's counsel may present a conflict of interest or that there may be defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnitor. The Indemnitor will not settle any claim, action, suit or proceeding which would give rise to the Indemnitor's liability under its indemnity unless such settlement includes as an unconditional term thereof the giving by the claimant or plaintiff of a release of the Indemnified Party, in form and substance satisfactory to the Indemnified Party and its counsel, from all liability with respect to such claim, action, suit or proceeding. If the Indemnitor assumes the defense of any claim, action, suit or proceeding as provided in this Section, the Indemnified Party shall be permitted to join in the defense thereof with counsel of its own selection but at its own expense except as provided above. If the Indemnitor shall not assume the defense of any claim, action, suit or proceeding, the Indemnified Party may defend against such claim, action, suit or proceeding in such manner as it may deem appropriate, provided that an Indemnified Party shall not settle any claim, action, suit or proceeding which would give rise to the Indemnitor's liability under its indemnity without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

         Section 13.4. Nonsolicitation. Notwithstanding anything to the contrary contained herein, if Seller or any of its Affiliates shall breach its covenants set forth in Section 10.4 and obtain a relationship for Competitive Business from a Branch Customer through a solicitation not permitted by such Section, Purchaser's sole remedy with respect thereto shall be to notify Seller in writing thereof on or before eighteen months following the Closing Date, in which event Seller shall, to the extent practicable, transfer any deposit or loan account relating to such relationship to Purchaser. Any such deposit account will be transferred to Purchaser without regard to the Deposit Premium and any such loans shall be transferred to Purchaser at the Loan Value thereof.

         Section 13.5. Survival. All indemnities contained in or made pursuant to this Agreement shall survive the Closing, until the date which is one (1) year after the Closing Date, except as to any claim for which written notice shall have been given prior to such date.

         Section 13.6. Basket. Notwithstanding anything to the contrary contained in Sections 13.1 and 13.2, no party shall be entitled to indemnification pursuant to Section 13.1 or 13.2 until its aggregate claims for indemnification under such applicable Section against the other party shall be in excess of Sixteen Thousand Dollars ($16,000), at which time such party shall be entitled to indemnification for the full amount of its indemnifiable claims above such amount.

                                   ARTICLE XIV

                              POST CLOSING MATTERS

         Section 14.1. Settlement Procedures. Seller shall establish settlement procedures for the forwarding to Purchaser of Items for the Deposit Liabilities and Loans assumed and purchased by Purchaser that come into Seller's possession on or after the Closing Date. To the extent that Seller bears any of the cost for couriers to deliver Items outside of the state (or states) in which the Branches are located , Purchaser will reimburse Seller for such cost. Seller agrees to maintain such settlement procedures for at least thirty (30) days following the Closing Date. Any government checks shall continue to be processed under the settlement procedures for a period of three (3) months from the Closing Date.

         Section 14.2.  Further Assurances.  On and after the Closing Date:

                  (a) Except as specifically provided otherwise herein, Seller shall assist Purchaser in the orderly transition of the operations of the Branches and shall give such further assurances and execute, acknowledge and deliver all such instruments as may be necessary and appropriate to effectively vest in Purchaser title in the Assets in the manner contemplated hereby; and

                  (b) Except as specifically provided otherwise herein, Purchaser shall give such further assurances to Seller and shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate to effectively relieve and discharge Seller from any obligations remaining with respect to the Deposit Liabilities or other liabilities of Seller assumed by Purchaser hereunder.

         Section 14.3. Notice of Branch Transfer. As soon as practicable after the Closing Date, Purchaser shall (a) change the name on all documents, including loan documentation and deposit and withdrawal forms provided in the Branches, and facilities relating to the Branches to Purchaser's name or to a name which is not in any way similar to Seller's name, (b) notify all persons who are Branch Customers on the Closing Date of such change, (c) use it best efforts to issue all necessary checkbooks, passbooks, and other materials issued to Branch Customers bearing such new name within six (6) months of Closing Date, and (d) provide appropriate notice to all other appropriate regulatory authorities required as a result, of the consummation of the transactions contemplated hereby.

         Section 14.4. Access to and Retention of Books and Records. On the Closing Date, to the extent practicable, Purchaser shall receive possession of, and all right, title and interest in, all books and records relating to and located at the Branches which are in the possession of Seller; provided that for a period of at least six (6) years from the Closing Date, each party shall have reasonable access to said books and records of the other party and the books and records of the Branches and the requesting party, at its own expense, may make copies and extracts when such copies and extracts are required by regulatory authorities, for litigation purposes, accounting purposes or as otherwise appropriate; provided further that in the event that as of the end of such period, any tax year of the Seller is under examination by any taxing authority, such books and records shall be maintained by Purchaser until a final determination of the tax liability of Seller for that year has been made. If such copies or extracts require use of a party's equipment or facilities, the user shall reimburse the other party for all costs incurred, including without limitation employee expenses. Notwithstanding the foregoing, neither party shall have any obligation to retain records beyond any statutorily required or commonly acceptable time limit. Purchaser agrees to maintain records with respect to the Branches for the applicable period. Notwithstanding anything to the contrary contained herein, the obligations of the parties hereto under this Section shall be subject to all applicable laws relating to the confidentiality of bank records.

         Section 14.5. Deposit Histories. In case of any dispute with or inquiry by any Branch Customer whose Deposit Liability account is subject to this Agreement, which dispute or inquiry relates to the servicing of such account by Seller prior to the date for which a deposit history has been provided to Purchaser, Seller will provide Purchaser with the appropriate information where available and to the extent not already provided to Purchaser regarding the Deposit Liability account and copies of pertinent documents or instruments with respect to such dispute or inquiry so as to permit Purchaser to respond to the Deposit Liability account holder within a period of time and in a manner which would comply with standard banking practices and customs.

         Section 14.6.  Appraisal of Real Property.

                  (a) As contemplated by Sections 2.1(b) and 12.1(d), either party may designate by written notice to the other an independent certified appraiser or appraisers to determine the fair market value of the Real Property or its fair rental value.

                  (b) Unless such other party shall object in writing within ten
         (10) days of receipt of such designation, such appraiser or appraisers shall conduct appraisals of the fair market or rental value of the Real Property and deliver two copies of reports thereof to each of Seller and Purchaser.

                  (c) In the event the other party shall so object to the first party's designation, the other party's written objection shall designate an independent certified appraiser or appraisers acceptable to it, which shall conduct such appraisals and deliver such copies of reports thereof unless the first party shall object in writing to the appraiser or appraisers designated by the other party within ten (10) days of such objection.

                  (d) In the event the first party shall so object to the other party's designation, the appraisers designated by Seller and the Purchaser shall mutually designate an independent certified appraiser to conduct such appraisals and deliver such copies of reports thereof.

                  (e) The fair market or rental value of the Real Property (the "Appraised Value") as determined by the appraiser or appraisers designated pursuant to (a), (c) or (d) above shall be final and binding upon the parties hereto.

                  (f) The parties hereto shall each pay one half of the cost of retaining the appraiser or appraisers which determines the Appraised Value in accordance with this Section.

                  (g) Without limiting or restricting in any manner the procedure or method utilized by the appraisers or appraiser to determine the Appraised Value in accordance with the terms hereof, the reports of appraisals prepared pursuant hereto shall include such appraiser's or appraisers' determination of the fair market rental value of the Real Property for use as a bank branch.

                                   ARTICLE XV

                                  MISCELLANEOUS

         Section 15.1. Expenses. Except as otherwise provided herein, Seller and Purchaser each shall pay all of their own out-of-pocket expenses in connection with this Agreement, including appraisal, accounting, consulting, professional and legal fees, if any, whether or not the transactions contemplated by this Agreement are consummated. Purchaser shall pay all (a) recording, filing or other fees, cost and expenses (including fees, costs and expenses for (i) preparation of title certificates or searches, surveys, inspections, environmental audits or other investigations, (ii) filing of any forms (including without limitation tax forms) with governmental instrumentalities in connection with the transfer of the Real Property or Personalty, and (iii) recording instruments or documents evidencing any transfers of interests in real property), and (b) costs and expenses relating to the preparation, execution and recording of assignments of mortgages, financing statements, notes, security agreements or other instruments (other than the items to be delivered by Seller pursuant to Section 5.3), applicable to or arising in connection with the transfer, assignment or assumption of the Loans (and mortgages, financing statements, notes, security agreements and other instruments relating thereto), the Real Property, the Branch Leases or the Personalty, but Seller shall pay any real property transfer stamps or taxes imposed on any transfers or interest in real property and any fees or charges payable to landlords in connection with Landlord Consents.

         Section 15.2. Communications, Notices, etc. Subject to regulatory restrictions and the provisions of Sections 12.4 and 15.8:

                  (a) Purchaser shall, at Purchaser's expense and subject to the provisions of this Section, be entitled after the date hereof to communicate with, and deliver information, notices, brochures, bulletins, press releases and other communications to Branch Employees, Branch Related Employees, Branch Customers and members of the
         communities   in  which  the  Branches  are  located,   concerning  the
         transactions contemplated by this Agreement and the business and operations of Purchaser, and Seller shall assist Purchaser by providing upon Purchaser's request mailing lists of such Branch Employees, Branch Related Employees and Branch Customers, or by itself mailing such materials or communications to such persons; and

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                  (b)  Purchaser  and  Seller  shall  each  furnish to the other copies of the text of all notices, advertisements, information or communications, written or oral, proposed to be sent or transmitted by the furnishing party to Branch Employees, Branch Related Employees, Branch Customers or the public generally regarding the proposed or actual transfer of Deposit Liabilities and/or the purchase and sale of the Branches (including any public notices required to be given by law or regulation in connection with such transactions or applications for approval thereof), and the furnishing party shall not send or transmit
         such  notices,   advertisements,   information  or   communications  or
         otherwise  make them public  unless and until the prior  consent of the
         other  party  shall  have  been  received   (such  consent  not  to  be
         unreasonably withheld or delayed).

         Section 15.3. Trade Names and Trademarks. Purchaser shall not acquire hereunder any right to the use of any trade name, trademark or service mark, if any, of Fleet, Shawmut or any of their respective Affiliates.

         Section 15.4. Termination; Extension of Closing Date. This Agreement shall terminate and shall be of no further force or effect as between the parties hereto, except as to the liability for actual direct damages due to breach of any representation, warranty or covenant occurring or arising prior to the date of termination, upon the occurrence of any of the following:

                  (a)  Upon mutual agreement of the parties;

                  (b) Immediately, upon receipt by Purchaser or Seller of notice from any regulatory authority that Purchaser or Seller, as the case may be, has been denied any Regulatory Approval by Final order;

                  (c) Upon written notice by either party to the other if the Closing has not occurred within six (6) months of the date hereof, unless the parties shall by mutual agreement extend the time for Closing;

                  (d) Automatically following termination of the Parent Merger Agreement; and

                  (e) By Seller, in its sole discretion, upon termination of the transactions contemplated in the Webster Purchase Agreement.

         Section 15.5.  Brokers-Finders.

                  (a) Purchaser hereby represents and warrants to Seller that it has not employed or agreed to retain any broker of finder in connection with the transactions contemplated by this Agreement, and Purchaser agrees to indemnify Seller against any claim arising out of any such employment of or agreement to retain any such broker or finder by Purchaser.

                  (b) Except the Investment Bankers, Seller hereby represents and warrants to Purchaser that it has not employed or agreed to retain any broker of finder in connection with the transactions contemplated by this Agreement, and Seller agrees to indemnify Purchaser against any claim arising out of any such employment of or agreement to retain any such broker or finder by Seller.

         Section 15.6. Modification and Waiver. No modification of any provision of this Agreement shall be binding unless in writing and executed by the party sought to be bound thereby. Performance of or compliance with any covenant given herein or satisfaction of any condition to the obligations of either party hereunder may be waived by the party to whom such covenant is given or whom such condition is intended to benefit, except to the extent any such condition is required by law; provided, any such waiver must be in writing.

         Section 15.7. Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties hereto may be assigned by either such party prior to the day after the Closing Date without the written consent of the other party hereto, and provided further that in the case of any such assignment the assigning party shall also remain responsible as a party hereto.

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
         Section 15.8.  Confidentiality.

                  (a) From and after execution hereof, the parties hereto and their Affiliates shall keep confidential the terms of this Agreement and the negotiations relating hereto and all documents and information obtained by a party from another party in connection with the transactions contemplated hereby (collectively, the "Confidential Information") (except (i) to the extent that the Agreement and such negotiations need to be disclosed to obtain the Regulatory Approvals or to obtain any required regulatory approval or consent relating to the Parent Merger and transactions relating thereto or any merger or similar transaction involving Purchaser, (ii) for disclosures made in accordance with the terms and conditions of this Agreement, (iii) to the extent required by applicable law, securities, banking or other laws or rules of any national securities exchange or as necessary to inform rating agencies or investors in securities of Webster, or (iv) as previously made public by either party).

                  (b) From the date hereof through the Closing Date, neither Purchaser nor any of its Affiliates shall use the Confidential Information obtained by it to compete with Seller or any of its Affiliates, and neither party shall use the Confidential Information otherwise than in connection with this Agreement or as contemplated hereby.

                  (c) This section shall survive the termination or consummation of this Agreement.

                  (d) In the event of termination of this Agreement, neither Purchaser nor any of its Affiliates shall use any Confidential Information obtained by it from Seller to solicit accounts or other business from customers of the Branches and each party shall immediately return the Confidential Information obtained by it from another party or its affiliates (and all copies thereof).

                  (e) In the event any term or provision of this Agreement shall be inconsistent with any term or provision of the Confidentiality Agreement, such term or provision of this Agreement shall prevail and such term or provision of the Confidentiality Agreement shall be interpreted so as to be consistent with this Agreement.

         Section 15.9. Entire Agreement; Governing Law. This Agreement, together with the exhibits attached hereto and made a part hereof, contain the entire agreement between the parties hereto with respect to the transactions covered and contemplated hereunder, and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof, including the Confidentiality Agreement (except as otherwise provided in Section
17.8 hereof). This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

         Section 15.10. Consent to Jurisdiction; Waiver of Jury Trial. EACH PARTY HERETO, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF CONNECTICUT AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF CONNECTICUT, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

         EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONCERNED WITH THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY HERETO, NOR ANY ASSIGNEE OR SUCCESSOR OF A PARTY HERETO TO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR
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
DOCUMENTS CONTEMPLATED HEREBY. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED . THE PROVISIONS OF THIS HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         THE PARTIES HERETO ACKNOWLEDGE THAT THE TRANSACTION DESCRIBED IN AND CONTEMPLATED BY THIS AGREEMENT AND THE RELATED DOCUMENTS DESCRIBED HEREIN IS A COMMERCIAL TRANSACTION AND THEY AND EACH OF THEM, HEREBY VOLUNTARILY AND KNOWINGLY WAIVE ANY RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATURES OR OTHER STATURES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZE EACH PARTY'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

         Section 15.11. Severability. In the event that any provision of this Agreement which both Seller and Purchaser agree is not material shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby, and this Agreement shall otherwise remain in full force and effect.

         Section 15.12. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto.

         Section 15.13. Notices. All notices, consents, requests, instructions, approvals, waivers, stipulations and other communications provided for herein to be given by one party hereto to the other party shall be deemed validly given, made or served, if in writing and delivered personally or sent by certified mail, return receipt requested, nationally recognized overnight delivery service, or facsimile transmission, if to Seller addressed to:

                           Fleet Bank, National Association
                           c/o Terrence Laughlin
                           50 Kennedy Plaza
                           Providence, Rhode Island 02903
                           Facsimile Number:  (401) 278-3023

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
with copies to:

                           William C. Mutterperl, Esq.
                           Senior Vice President, General Counsel
                              and Secretary
                           Fleet Financial Group, Inc.
                           50 Kennedy Plaza
                           Providence, RI  02903
                           Facsimile number:  (401) 278-5527

                           J. Michael Shepherd
                           Executive Vice President, General Counsel
                              and Secretary
                           Shawmut National Corporation
                           One Federal Street
                           Boston, MA  02211
                           Facsimile number:  (617) 556-8004

and to:

                           V. Duncan Johnson, Esq.
                           Edwards & Angell
                           2700 Hospital Trust Tower
                           Providence, Rhode Island  02903
                           Facsimile number:  (401) 276-6611

and if to Purchaser addressed to:

                           Eagle Federal Savings Bank
                           222 Main Street, P.O. Box 1157
                           Bristol, CT 06010
                           Attn: President and Chief Executive Officer

with a copy to:

                           Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, DC 20004
                           Attn:  Charles E. Allen, Esq.

Notice by certified mail shall be deemed to be received three (3) business days after mailing of the same. Either party may change the persons or addresses to whom or to which notices may be sent by written notice to the other.

         Section 15.14. Interpretation. Any reference herein to a Section, Exhibit or Schedule shall be deemed a reference to a Section of, or Exhibit of Schedule to, this Agreement. The Section and Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 15.15. Specific Performance. The parties hereto acknowledge that monetary damages could not adequately compensate either party hereto in the event of a breach of this Agreement by the other, that the former party would suffer irreparable harm in the event of such breach and that the former party shall have, in addition to any other rights or remedies it may have at law or in equity, specific performance and injunctive relief as a remedy for the enforcement hereof.

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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, by their duly authorized representatives, as of the day and year first above written.

                                      FLEET BANK, NATIONAL ASSOCIATION

                                      By:
                                         -----------------------------
                                         Title:









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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, by their duly authorized representatives, as of the day and year first above written.

                                      EAGLE FEDERAL SAVINGS BANK

                                      By:
                                         -----------------------------
                                         Robert J. Britton
                                         President and Chief Executive Officer












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